UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023 (December 20, 2022)

CORNER GROWTH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39814	98-1563902
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

251 Lytton Avenue, Suite 200
Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 543-8180

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	COOLU	The Nasdaq Stock Market LLC

Class A Ordinary Shares included as part of the units	COOL	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	COOLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This amendment (this “Amendment”) amends the Current Report on Form 8-K of Corner Growth Acquisition Corp. (the “Company”) filed with the U.S. Securities and Exchange Commission on December 23, 2022 (the “Prior Form 8-K”) in which the Company reported the results of the Extraordinary General Meeting (as defined below) of shareholders of the Company. This Amendment amends Item 5.07 of the Prior Form 8-K by updating the previous estimate of cash remaining in the trust account from $12,287,141 to $12,086,020.90 and to clarify the per share redemption price that will be paid to shareholders who exercised their right to redeem their shares. Only the items being amended are included in this Amendment.

This Amendment does not amend any other item of the Prior Form 8-K or purport to provide an update or a discussion of any developments at the Company subsequent to the filing date of the Prior Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting (the “Extraordinary General Meeting”) of Corner Growth Acquisition Corp., a Cayman Islands exempted company, which was held on December 20, 2022, holders of 38,673,258 of the Company’s ordinary shares, which represents approximately 77.35% of the ordinary shares issued and outstanding and entitled to vote as of the record date of November 11, 2022, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved a proposal, by special resolution under Cayman Islands law (the “Extension Proposal”) to amend the Company’s amended and restated memorandum and articles of association to (i) extend the date that the Company has to consummate a business combination from December 21, 2022 to June 21, 2023. The shareholders approved a proposal (the “Trust Amendment Proposal”) to amend the Trust Agreement to change the date on which Continental must commence liquidation of the Trust Account from (A) the earlier of Corner Growth’s completion of an initial business combination and December 21, 2022 to (B) the earliest of (i) Corner Growth’s completion of an initial business combination, (ii) the Extended Date and (iii) the Amended Termination Date. The shareholders also approved a proposal, by an ordinary resolution under Cayman Islands law (the “Adjournment Proposal”) to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of the Extension Proposal.

Approval of Proposal 1-Extension Proposal

Votes For	Votes Against	Abstentions
38,020,856	652,402	0

Approval of Proposal 2-Trust Amendment Proposal

Votes For	Votes Against	Abstentions
38,020,877	652,381	0

Approval of Proposal 3-Adjournment Proposal

Votes For	Votes Against	Abstentions
37,963,963	709,295	0

In connection with the vote to approve the Extension Proposal, the holders of 38,808,563 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.14407050 per share, for an aggregate redemption amount of approximately $393,676,799.08. Continental Stock Transfer & Trust Company may, in its discretion as trustee, elect to remit the redemption payments in one or more payments. As such, approximately 97.02% of the Class A ordinary shares were redeemed and approximately 2.98% of the Class A ordinary shares remain outstanding. After the satisfaction of such redemptions, the balance in the Company’s trust account will be approximately $12,086,020.90.

Under Cayman Islands law, the amendment to the Articles took effect upon approval of the Extension Proposal. Accordingly, the Company now has until June 21, 2023 to consummate its initial business combination.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1*	Extension Amendment, dated December 20, 2022, to the Amended and Restated Memorandum and Articles of Association of Corner Growth Acquisition Corp.
10.1*	Amendment to Investment Management Trust Agreement, dated December 20, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2023

CORNER GROWTH ACQUISITION CORP.

By:	/s/ Jerome “Jerry” Letter
Name:	Jerome “Jerry” Letter
Title:	Chief Financial Officer and Chief Operating Officer